UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2006

DIGITAL MUSIC GROUP, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51761	20-3365526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2151 River Plaza Drive, Suite 200, Sacramento, California	95833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (916) 239-6010

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2006, Digital Music Group, Inc. (“DMGI”) entered into a Digital Distribution Agreement (the “Agreement”) with TufAmerica, Inc., a New York corporation (d/b/a Tuff City and Night Train Music Group) (“Tuff City”).

Pursuant to the Agreement, Tuff City granted to DMGI perpetual rights to sell and distribute, through digital channel outlets as electronic transmissions, mobile ring tones and by similar means, up to 20,000 master audio recordings (the “Tuff City Catalog”). All future DMGI revenue derived from the Tuff City Catalog will be shared 80% by DMGI and 20% by Tuff City, with DMGI responsible for paying the publishing/songwriter royalties and Tuff City responsible for all royalties due to the various recording artists. As consideration for these perpetual rights, DMGI has agreed to pay an acquisition fee and a recoupable advance against 50% of Tuff City’s share of future revenue. Tuff City has already delivered 3,000 master recordings to DMGI, and has agreed to deliver the associated metadata and artwork within 10 days of the execution of the Agreement. Tuff City has agreed to deliver an additional 8,000 master recordings, together with their associated artwork and metadata, no later than June 12, 2007. Following delivery of the initial 11,000 master recordings from the Tuff City Catalog, Tuff City has the option to deliver to DMGI up to an additional 9,000 master recordings from the Tuff City Catalog not later than December 12, 2007. Payment is due with respect to each portion of the catalog after the master recordings in such delivery group have been delivered to and examined and inspected by DMGI.

The Agreement also grants to DMGI a post-closing inspection period of 75 days. During this time, DMGI and its representatives may further examine and evaluate the master audio recordings in the Tuff City Catalog. The Agreement requires DMGI to pay a termination fee of $600,000 in the event that, during this post-closing inspection period, DMGI chooses to cancel the Agreement. DMGI has agreed not to process or make any recordings from the Tuff City Catalog available for sale to consumers during this inspection period.

A copy of DMGI’s press release, dated September 15, 2006, which announced the Agreement, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.l	Press release dated September 15, 2006 by Digital Music Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date: September 15, 2006	By:	/s/ Karen Davis
	Name:	Karen Davis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press release dated September 15, 2006 by Digital Music Group, Inc.